SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2004

CITIZENS FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	2-96144	55-0666598
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 Third Street, Elkins, West Virginia	26241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (304) 636-4095

(Former name or former address, if changed since last report.)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Letter from Arnett & Foster P.L.L.C. pursuant to Item 4 of Form 8-K and Item 304 (a) (3) of Regulation S-K of the Securities Act of 1933, as amended.

[Logo of Arnett & Foster, P.L.L.C.]

April 20, 2004

Securities and Exchange Commission

450 Fifth Street NW

Washington, D.C. 20549

Commissioners:

We have read Citizens Financial Corp.’s statements included under Item 4 of its Form 8-K for April 19, 2004, and we agree with such statements concerning our Firm.

ARNETT & FOSTER, P.L.L.C.

/s/ ARNETT & FOSTER, P.L.L.C.

cc:	Cyrus K. Kump
Audit Committee Chairman
Citizens Financial Corp.

AF Center – 101 Washington Street, East – P.O. Box 2629 – Charleston, West Virginia 25329

304/346/0441 – 800/642/3601

www.afnetwork.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Citizens Financial Corp.
April 20, 2004
/s/ Thomas K. Derbyshire
Vice President, Treasurer
Principal Financial Officer